Suite #525 Relocation to Suite #615

FIRST MODIFICATION OF OFFICE LEASE

This First Modification of Office Lease (the “Modification”) is entered into as of the 28th day of February, 2012, by and between SPRING VALLEY CENTER, LLP, a Texas Limited Liability Partnership, (“Landlord”) and MESA ENERGY, INC. (“Tenant”)

INTRODUCTORY PROVISIONS

A.          Landlord and Tenant executed that certain office lease (the “Lease”) dated March 25, 2008 covering Suite 525, comprised of approximately 1572 square feet of Rentable Area, (the “Current Premises”) located in Spring Valley Center, Dallas, Texas, as more particularly described therein.

B.          Landlord and Tenant have further agreed that the Lease Term and certain other provisions contained in the Original Lease be modified.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant do hereby agree as follows:

1.          PREMISES:      Effective June 15, 2012, the Premises shall be relocated from Suite #525 to Suite # 615 and the rentable square footage shall increase by approximately 1503 rentable square feet from approximately 1572 square feet of Rentable Area to approximately 3075 square feet of Rentable Area as set forth in Exhibit “1-A” annexed hereto and made a part hereof for all purposes. On or before 5:00 p.m., Dallas time, June 14, 2012 (the “Vacation Date”), Tenant shall vacate the Current Premises and return the same to Landlord in the condition required under the Lease. If Tenant continues to occupy the Current Premises after the Vacation Date, such occupancy of the Current Premises shall be subject to the terms of Paragraph 16 (Holding Over) of the Lease with respect to the Current Premises. On the Vacation Date the Current Premises shall be deleted from the term “Premises” under the Lease and thereafter, effective as of the Vacation Date, the term “Premises” wherever used in the Lease shall mean the Relocated Premises. Accordingly, as of June 15, 2012, Paragraph 1(b) of the Original Lease shall be and is hereby modified and amended to read as follows:

“1(b) Premises:	Suite #615, Spring Valley Center
Dallas, Texas 75254
Approximate Rentable Area:3075 (r) s.f. (RA).”

2.          BASIC RENTAL: Effective as of June 15, 2012, Paragraph 1(c) of the original Lease shall be and is hereby modified and amended to read as follows:

“1 (c) Basic Rental:	The basic rental shall increase by $2052.50 per month from $2292.50 per month to $4345.00 per month, for a basic rental per square foot of rentable area: $16.96/(r) s.f.”

3.          SECURITY DEPOSIT:   Paragraph 1(d) of the Original Lease shall be and is hereby modified and amended to read as follows:

“1 (d) Security Deposit:	Tenant agrees to pay simultaneously with the execution of this First Modification an additional $2,052.50 at which time the Security Deposit deposited by Tenant with Landlord shall increase from $2292.50 to $4,345.00.”

4.          LEASE TERM:   Effective as of the date of this modification, Paragraph 1 (e) of the Lease shall be modified in its entirety to read as follows:

“1 (e)	The Lease Term is extended through and including June 30, 2015.”

Suite #525 Relocation to Suite #615

5.           EXPENSE STOP .Effective as of June 15, 2012, Paragraph 1(g) of the Original Lease shall be and is hereby modified to read as follows:

“1(g) Operating Expense Stop: The operating expense stop will increase to $8.75 expense stop but in no event shall Tenant pay pass thru’s the first twelve (12) months of the extended lease term.

6.           NUMBER OF ALLOCATED COVERED PARKING SPACES PER LEASE: Paragraph 1 (i) of the Lease shall be modified effective as of June 15, 2012 to read as follows: Tenant’s allocation for covered parking spaces will increase by four (4) covered parking spaces from four (4) covered parking spaces to a total of eight (8) covered parking spaces at no additional charge and from one (1) uncovered parking spaces to a total of two (2) uncovered parking space at no additional charge.

7.           FINISH ALLOWANCE. Paragraph 4 of the Original Lease shall be and is hereby modified as follows: For the purpose of this First Modification. Landlord agrees to provide a Finish Allowance of up to $16,000.00 (“Finish Allowance”) for the following limited and exclusive purposes:

a.	As a Finish Allowance for Leasehold Improvements to the “Relocated Premises”, including, but not limited to installing carpets, moving doors and walls, painting, installing ceiling lighting and electrical and add/relocation of overhead sprinkler heads and strobe lights to meet building code. All work will be completed in accordance with Paragraph 9(a) of the Lease. To the extent Landlord performs the work related to the Leasehold Improvements, Landlord will deduct such amounts from the Finish Allowance and in the event there is insufficient Finish Allowance remaining. Tenant will promptly remit the overage amount to Landlord.

b.	Any portion of the Finish Allowance not otherwise used by Landlord for Leasehold Improvements work in the “Relocated Premises” may be used solely towards the Tenant’s cost of “Reserved Parking” in the parking garage (with written notice at $30.00 per month); provided, however, in the event any portion of the Finish Allowance not expended by Landlord for Leasehold Improvements and/or otherwise applied against Reserved Parking, the balance of the Finish Allowance, if any, at the end of the Lease Term shall be retained by Landlord and Tenant shall not be entitled to any credit or abatement of any rent under the Lease for the unused portion of the Finish Allowance.

8.           DELIVERY OF RELOCATED PREMISES: The current tenant in Suite 615 (the “Suite 615 Tenant”) has given written notice to Landlord of its termination of its lease of Suite 615 effective as of July 31, 2012 and has notified Landlord that its new space in a third party owner’s office building is anticipated to be ready for occupancy as of June 1, 2012. Notwithstanding the foregoing, in the event of a holdover by the Suit 615 Tenant or other circumstance that prevents Landlord from re-taking possession of Suite 615 and delivering possession to Tenant by June 15 2012 Landlord will promptly notify Tenant and use reasonable efforts to obtain possession of Suite 615 as soon as reasonably practicable thereafter. Notwithstanding the Basic Rental set forth in Paragraph 2 of the First Modification, if Landlord is unable to deliver possession of of Relocated Premises to Tenant as of June 15, 2012 the Basic Rental with respect to Relocated Premises only shall be abated on a per diem basis in the amount of $69.84 per day (1,503 rsf x $16.96 ÷ 365 days = $69.84) commencing on June 15, 2012 and continuing until such time as Landlord is able to complete the Relocated Premises and deliver possession of the Relocated premises to Tenant. Subject to Landlord’s obligations set forth herein, Landlord shall not be liable for the inability to retake possession from the Suite 615 Tenant on any particular date.

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Suite #525 Relocation to Suite #615

9. **SIGNAGE**. Landlord agrees that the name "Mesa Energy Inc." will be added to the sign monument at no additional cost or charge to Tenant. Landlord shall have the right to remove Tenant's name from the sign monument upon the termination of the Lease.

ENTIRE AGREEMENT. The Lease is hereby amended by this First Modification. Except as modified above,the Lease remains in full force and effect. The parties acknowledge and agree that there are no oral or other written agreements between the parties except for the Lease as modified by this First Modification.

Except as modified above, the Original Lease shall and does remain in full force and effect:

EXECUTED as of the date first above written.

LANDLORD:

SPRING VALLEY CENTER, LLP
by: SPRING VALLEY CENTER- DALLAS, CORP.
its Manager

By: ______________________
Sinclair Haberman, Secretary

TENANT:

MESA ENERGY INC.

By: ______________________
Randy Griffin, ~~Principal~~ CEO

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Suite #525 Relocation to Suite #615

EXHIBIT "1-A" (pg 1 of 3 pages)

(Attached : Proposed Construction Plans, Scope of Work reflected in construction quote)

SPRING VALLEY CENTER
SUITE 615
6TH FLOOR

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Suite #525 Relocation to Suite #615

EXHIBIT "1-A" (pg 2 of 3 pages)

NAME / ADDRESS
Spring Valley Center, Inc. 5220 Spring Valley Rd., Suite 150 Dallas, TX 75254

TERMS	PROJECT
Net 30	Suite 615 - M.E. Company

DESCRIPTION	QTY	TOTAL
DEMOLITION Remove two doors and frames. Remove 39 ft. of wall. Install plastic for dust control.	1	500.00
DRYWALL Build 24 ft. of interior walls. Build 34 ft. of demising walls with R19 insulation. Install 1 new wall end cap. Patch remaining walls at demo. Insulate ceiling above demising wall.	1	3,024.00
ACOUSTICAL CEILINGS Patch ceiling grid and tiles as per the plans.	1	1,464.00
DOORS, FRAMES & HARDWARE Furnish and install one pair of building standard doors and frame with passage set and dummy levers.	1	1,075.00
PAINT AND WALLCOVERING Tape, bed and paint new walls. Patch and repaint existing walls affected by construction only. Patch VWC in corridor with owner furnished material. Stain and finish two new doors.	1	2,506.00
FLOOR COVERING Replace carpet in area #1 Use carpet from area #1 to patch other areas.	1	315.00
ELECTRICAL Remove 1 outlet and 1 EXIT sign. Relocate Recessed 10 light fixtures. Install 1 new motion switch. Install 3 new duplex outlets.	1	360.00
FIRE ALARM Install 3 new strobes.	1	793.00
	SALES TAX (8.25%)	
	TOTAL	

Acceptance Signature ____________________

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Suite #525 Relocation to Suite #615

EXHIBIT "1-A" (pg 3 of 3 pages)

Scope of Work

NAME / ADDRESS
Spring Valley Center, Inc. 5220 Spring Valley Rd., Suite 150 Dallas, TX 75254

TERMS	PROJECT
Net 30	Suite 615 - M.E. Company

DESCRIPTION	QTY	TOTAL
FIRE SPRINKLERS Add Relocate fire sprinklers as per plans.	1	520.00
CLEAN UP Trash hauling. Final cleaning.	1	350.00
GENERAL CONDITIONS	1	200.00
OVERHEAD AND PROFIT	1	1,741.05
NOTES: No permits are included in this proposal. HVAC to be done by others and is not included in this proposal.		
	SALES TAX (8.25%)	$1,125.96
	TOTAL	$14,774.01

Acceptance Signature ____________________

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